UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 4, 2017 (January 4, 2017)

Commission File Number	Exact name of Registrant as specified in its charter, Address of principal executive offices and Telephone number	State of incorporation	I.R.S. Employer Identification Number
001-35979	HD SUPPLY HOLDINGS, INC. 3100 Cumberland Boulevard, Suite 1480 Atlanta, Georgia 30339 (770) 852-9000	Delaware	26-0486780

333-159809	HD SUPPLY, INC. 3100 Cumberland Boulevard, Suite 1480 Atlanta, Georgia 30339 (770) 852-9000	Delaware	75-2007383

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On January 4, 2017, Margaret M. Newman, Senior Vice President, Chief People Officer, HD Supply Holdings, Inc. and HD Supply, Inc. (collectively, “HD Supply”), resigned from her position with HD Supply effective at the end of fiscal 2016, but has agreed to remain employed through March 11, 2017 to assist in transitioning her responsibilities. Upon her departure, contingent upon compliance with the terms and conditions of customary release, non-competition and non-solicitation provisions contained in her separation agreement, Ms. Newman will receive two years of salary continuation, a bonus based on fiscal 2016 performance, and a $17,592 net-of-tax cash payment in lieu of benefits. She will also retain her company car, laptop, printer and cell phone (approximate $162,000 value). Under the terms of the separation agreement, Ms. Newman’s unvested options to purchase 12,768 shares and 17,035 unvested restricted shares will vest on March 11, 2017.

Effective January 30, 2017, Anna Stevens, Vice President, Human Resources and Planning, will be promoted to Vice President, Chief People Officer and will report to Evan J. Levitt, who will retain the title of Chief Financial Officer and will assume the additional title of Chief Administrative Officer. Mr. Levitt will also assume overall responsibility for the Human Resources function.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 4, 2017	HD Supply Holdings, Inc.

	By:	/s/ Dan S. McDevitt
Dan S. McDevitt
General Counsel and Corporate Secretary

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 4, 2017	HD Supply, Inc.

	By:	/s/ Dan S. McDevitt
Dan S. McDevitt
General Counsel and Corporate Secretary